UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2022 (August 1, 2022)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

1770 Hempstead Road Lancaster, PA	17605
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	n/a	n/a

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on May 8, 2022, Armstrong Flooring, Inc., a Delaware corporation (the “Company”), and its wholly owned subsidiaries Armstrong Flooring Latin America, Inc., a Delaware corporation (“AFI Latin America”), Armstrong Flooring Canada Ltd., a British Columbia corporation (“AFI Canada”), and AFI Licensing LLC, a Delaware limited liability company (“AFI Licensing” and, together with the Company, AFI Latin America and AFI Canada, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The chapter 11 cases are being administered under the caption In re Armstrong Flooring, Inc., et al. (Case No. 22-10426) (the “Chapter 11 Cases”).

As previously disclosed, following evaluation of all qualified bids for the assets of the Company, the Company entered into: (a) a binding Asset Purchase Agreement (the “North America Purchase Agreement”), dated as of July 10, 2022, by and among the Debtors and a consortium of buyers consisting of AHF, LLC, a Delaware limited liability company, and Gordon Brothers Commercial & Industrial, LLC, a Delaware limited liability company, for the sale of substantially all of the Company’s North American assets for a purchase price of $107 million in cash (subject to certain adjustments) and assumption of certain specified liabilities, including certain cure claims and certain equipment leases; (b) a binding Asset Purchase Agreement (the “Australia Purchase Agreement”), dated as of July 11, 2022, by and among the Company and Armstrong Flooring Pty Ltd, an Australian company limited by shares (“AFI Australia”), and Braeside Mills Investments Pty Ltd, Gippsland Lakes Victoria Holdings Pty Ltd, and HS McKendrick Family Nominees Pty Ltd as trustee of the Mills Unit Trust, for the sale of substantially all of AFI Australia’s assets for a purchase price of $31 million in cash and the assumption of certain specified liabilities; and (c) a Stock Purchase Agreement (the “Asia Purchase Agreement”, and collectively with the North America Purchase Agreement and the Asia Purchase Agreement, the “Purchase Agreements”), dated as of July 11, 2022, by and between the Company and Zhejiang GIMIG Technology Co., Ltd., a company established under the laws of the People’s Republic of China (“Giant”), pursuant to which Giant agreed to purchase the equity interests of Armstrong Flooring Hong Kong Limited, a private company limited by shares incorporated in Hong Kong and wholly owned subsidiary of the Company (“AFI Hong Kong”), for a purchase price of $59 million in cash. The Purchase Agreements were approved by the Bankruptcy Court on July 13, 2022.

On August 1, 2022, the Company consummated the transactions contemplated by the Asia Purchase Agreement and closed on the sale of the equity interests of AFI Hong Kong to Giant. The Company continues to cooperate with the Bankruptcy Court and work alongside its secured creditors to continue operating its business in Australia while it closes the remaining sale transaction.

Cautionary Information Regarding Trading in the Company’s Securities.

As described in greater detail in Item 2.01 above, the Company has sold substantially all of its North American and Asian assets and it has agreed to sell substantially all of its Australian assets pursuant to the Australia Purchase Agreement. Following consummation of these sales, the Company is expected to be wound down. Holders of the Company’s equity securities will likely be entitled to no recovery on their investment following the Chapter 11 Cases, and recoveries to other stakeholders cannot be determined at this time. The Company cautions that trading in the Company’s securities is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value to be realized, if any, by holders of the Company’s securities in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: August 5, 2022

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